EXHIBIT 99.2

                       STARTECH ENVIRONMENTAL CORPORATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Startech Environmental Corporation (the "Company") on Form 10-Q for the period ending January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert L. DeRochie, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                            /s/ Robert L. DeRochie
                                            ------------------------------------
                                            Robert L. DeRochie
                                            Chief Financial Officer & Vice
                                            President, Investor Relations
                                            March 14, 2003